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                            WINDOW LICENSE AGREEMENT
                                     BETWEEN
                         RESEARCH FRONTIERS INCORPORATED
                                       AND
                             THERMOVIEW INDUSTRIES, INC.


         This License Agreement ("Agreement") effective as of March 21, 2000 by and between RESEARCH FRONTIERS INCORPORATED, a Delaware corporation ("LICENSOR") and THERMOVIEW INDUSTRIES, INC., a Delaware corporation ("LICENSEE").

                                    RECITALS

         WHEREAS, LICENSOR has been engaged in research and development in the application of physiochemical concepts to Light Valves and Licensed Products (both hereinafter defined) and of methods and apparatus relating to products incorporating such concepts; and is possessed of and can convey information and know-how for such products and rights to manufacture, use and sell such products; and

         WHEREAS, LICENSEE is interested in manufacturing and selling Licensed Products; and

         WHEREAS, LICENSEE desires to acquire from LICENSOR, and LICENSOR desires to grant to LICENSEE, certain rights and licenses with respect to such technology of LICENSOR;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS.

         The following terms when used herein shall have the respective meanings set forth in this Article 1.

The "EFFECTIVE DATE" of this Agreement shall be the date which is the last date of formal execution of this Agreement by duly authorized representatives of the parties to this Agreement as indicated on the signature page of this Agreement.

"LICENSED PRODUCT" means a Light Valve Architectural Window Product incorporating a Light Valve. The term "Licensed Product" shall not include Light Valves used or intended for use in any product other than as specifically defined herein, such as other window products not specifically defined herein, windows for transportation vehicles, including, but not limited to passenger cars, recreational vehicles, trucks, mobile cranes, trains,

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aircraft, boats, vans, sport utility vehicles, spacer craft and space-stations, and non-window products such as but not limited to displays, eyewear, sun visors, toys, mirrors or filters for scientific instruments, lamps or contrast enhancement of displays. The term "display" means any device for displaying letters, numbers, images or other indicia or patterns. Nothing contain herein shall permit LICENSEE to sell, lease, or otherwise dispose of a Light Valve which is not combined or intended to be combined as described above into a Light Valve Architectural Window Product.

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"LICENSED TERRITORY" means all countries of the world except North and South
Korea.

"LIGHT VALVE" means a variable light transmission device comprising, a cell including cell walls, containing or adapted to contain an activatable material, described hereinafter, such that a change in the optical characteristics of the activatable material affects the characteristics of light absorbed by, transmitted through and/or reflect from the cell; means incorporated in or on the cell, or separate therefrom for applying an electric or magnetic field to the activatable material within the cell; and coatings, (including, but not limited to, electrodes), spacers, seals, electrical and/or electronic components, and other elements incorporated in or on the cell. The activatable material, which the cell contains or is adapted to contain, includes in it solid suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the device, and may be in the form of liquid suspension, gel, film or other material.

"LIGHT VALVE ARCHITECTURAL WINDOW PRODUCT" means a Light Valve used or intended for use solely as a window integrally incorporated in, or attached as a fixture to the external structure or internal structure of any building, whether permanent or temporary, and whether above or below ground.

The "NET SELLING PRICE" of Licensed Products on which royalties are payable shall be the greater of the following: (A) the genuine selling price of LICENSEE and its sub licensees hereunder (including amounts charged for any writing, installation, and related services provided by LICENSEE and its sub licensees hereunder) f.o.b. factory at which nonaffiliated customers are billed in the usual course of business for Licensed Products, as packed for shipment to the customer, minus the genuine selling price (which, of purposes of this calculation shall be deemed to be not more than $100 per window) of a window similar to the Licensed Product but not incorporating a Light Valve; (B) the genuine selling price of LICENSEE and its sublicensees hereunder (including amounts charged for any wiring, installation, and related services provided by LICENSEE and its sublicensees hereunder) f.o.b. factory at which nonaffiliated customers are billed in the usual course of business for Licensed Products, as packed for shipment to the customer, multiplied by a fraction, the numerator of which is the cost of all components included in the window associated with the incorporation of a Light Valve, and the denominator of which is the total manufacturing cost for such product; and (C) $100 per window. The aforementioned $100 figure specified in clauses (A) and (C) above shall be adjusted upward as of each January 1st hereafter beginning on January 1, 2001 by any increase in the Producer Price Index for Finished Goods (the "Index") for the 12 month period ending in December of the prior year, prepared by the Bureau of Labor Statistics of the United States Department of Labor (or if the Index is not then

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being published, the most nearly comparable successor index). In calculating a genuine selling price of a product for the above calculation, such price may be reduced only by the applicable proportions of the following if, and to the extent that, amounts in respect thereof are reflected in such selling price: (i) normal trade discounts actually allowed; (ii) sales, use or excise and added value taxes and custom duties paid; (iii) if the genuine selling price is other than f.o.b. factor, amounts paid for f.o.b. transportation of the product to the customer's premises or place of installation or delivery; (iv) insurance costs and the costs of packing material, boxes, cartons and crates required for shipping; PROVIDED, HOWEVER, that for purposes of this calculation, the genuine selling price of a product may not be less than 90% of the gross selling price of said product after

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all deductions therefrom. If a product is leased, sold, used or otherwise disposed of on terms not involving a bona fide arm's length sale to an unaffiliated third party, then the Net Selling Price for such transactions shall be deemed to be the Net Selling Price as defined above for identical products sold to a nonaffiliated customer nearest to the date of such lease, sale, use, or other disposition.

"TECHNICAL INFORMATION" means all useful information relating to apparatus, methods, processes, practices, formulas, techniques, procedures, patterns, ingredients, designs and the like including (by way of example) drawings, written recitations of data, specifications, parts, lists, assembly procedures, operating and maintenance manuals, test and other technical reports, know-how of LICENSOR, and the like owned or controlled by LICENSOR, to the extent they exist, that relate to Light Valves, Licensed Products and/or to the suspensions or other components used or usable for Licensed Products or Light Valves including, but not limited to, particles, particle precursors, coatings, polymers, liquid suspensions and suspending liquids, or any combination thereof, and that consist of concepts invented or developed by LICENSOR. Know-how of LICENSOR's suppliers and of LICENSOR's other licensees and their sublicensees under licenses from LICENSOR shall not be considered Technical Information owned or controlled by LICENSOR.

2.       GRANT OF LICENSE.

         2.1 LICENSE. During the term of this Agreement, LICENSOR hereby grants LICENSEE a non-exclusive right and license to use (a) all of the Technical Information furnished by LICENSOR pursuant to this Agreement, and (b) any invention claimed in (i) any of the unexpired patents now or hereafter listed on Schedule A attached hereto or (ii) unexpired patents which issue from pending patent applications now or hereafter listed in Schedule A, and any continuations, continuations-in-part, divisions, reissues, reexaminations, or extensions thereof to make, and to lease, sell, or otherwise dispose of Licensed Products in the Licensed Territory.

         2.2 NO OTHER RIGHTS. LICENSEE agrees that, except for the specific licenses granted to it under Section 2.1 hereof, LICENSEE has not acquired any rights or licenses under this Agreement to use Light Valves or any components thereof made by or for LICENSEE or its sublicensees pursuant to this Agreement except for use in Licensed Products.

         2.3 SUBLICENSES. LICENSEE shall have the right to grant non-exclusive sublicenses to any of its wholly-owned and controlled subsidiaries, whose obligations to LICENSOR hereunder LICENSEE hereby guarantees, and which acknowledges to LICENSOR in writing that it wishes to become a sub licensee hereunder prior to doing so and agrees to be bound by the terms and conditions of

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this Agreement. All sublicenses shall (i) be non-exclusive, (ii) shall terminate with the termination of the rights and licenses granted to LICENSEE under
Section 2.1 hereof, and be otherwise limited in accordance with the limitations and restrictions which are imposed on the rights and licenses granted to LICENSEE hereunder, (iii) contain confidentiality provisions no less protective than those contained in Section 12.1 hereof, and (v) shall contain such other terms, conditions, and licenses as are necessary to enable LICENSEE to fulfill its obligations hereunder. LICENSEE shall send LICENSOR a copy of every sublicense agreement or other agreement entered into by LICENSEE in connection with a sublicense hereunder within thirty (30) days of the execution thereof. LICENSOR may terminate any such sublicense if there is any change in the ownership or control of a sub licensee.

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3.       ROYALTY PAYMENTS, REPORTS AND RECORD-KEEPING.

         3.1 ROYALTIES AND REPORTS ON NET SALES. During the term of this Agreement, LICENSEE agrees to pay LICENSOR an earned royalty which shall be five percent (5%) of the Net Selling Price of Licensed Products which embody, or the manufacture of which utilizes, any of the rights granted under Section 2.1 hereof, and which are manufactured by or for LICENSEE and sold, leased, used or otherwise disposed of by or for LICENSEE or a permitted sub licensee. Payments under this Section 3.1 shall be made on a quarterly basis and made within 45 days after the end of the calendar quarter in which such Licensed Products were sold, leased, used or otherwise disposed of by or for Licensee or a permitted sub licensee hereunder. Each royalty payment shall be in U.S. dollars and shall be accompanied by a statement by LICENSEE showing in reasonable detail the amount of Licensed Products sold, used, leased or otherwise disposed of by or for LICENSEE and its sublicensees during the preceding quarter, any deductions taken or credits applied, and the currency exchange rate used to report sales made in currencies other than U.S. dollars. LICENSEE shall use the exchange rates for buying U.S. dollars in effect on the last day of each quarter, as specified in THE NEW YORK TIMES. The first such statement shall cover the period from the Effective Date of this Agreement to the end of the first calendar quarter in which a Licensed Product is sold, used, leased or otherwise disposed of by or for LICENSEE or its sublicensees. LICENSEE shall also furnish to LICENSOR at the same time it becomes available to any third party, a copy of each brochure, price list, advertisement or other marketing and promotional materials prepared, published or distributed by LICENSEE or its sublicensees relating to Licensed Products.

         3.2 MINIMUM ROYALTIES. Except as otherwise specifically provided for in Section 3.3, during the term of this Agreement LICENSEE agrees to pay LICENSOR the non-refundable minimum royalties (in U.S. Dollars) specified below for each of the stated periods:

                  PERIOD                                        MINIMUM ROYALTY
                  ------                                        ---------------

From the Effective Date of this Agreement
  to December 31, 2000                                            $ 50,000
From January 1, 2001 to December 31, 2001                         $ 75,000
From January 1, 2002 to December 31, 2002                         $ 75,000
From January 1 to December 31 of each
  license year thereafter                                         $100,000

         3.3 ALTERNATIVE MINIMUM ROYALTIES IF TRAINING OPTION HAS BEEN EXERCISED. If LICENSEE has exercised the Training Option set forth in Section 8.l, during the term of this Agreement LICENSEE agrees to pay LICENSOR the non-refundable minimum

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royalties (in U.S. Dollars) specified below for each of the stated periods:

                  PERIOD                                        MINIMUM ROYALTY
                  ------                                        ---------------
From the Effective Date of this Agreement
  to December 31, 2000                                             $ 50,000
From January 1, 2001 to December 31, 2001                          $150,000
From January 1 to December 31 of each
  license year thereafter                                          $225,000


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         3.4 TIME AND METHOD OF PAYMENT. The initial payment under Section 3.2 or Section 3.3, as applicable, shall be paid to LICENSOR within 10 days of the Effective Date of this Agreement and may be made, at LICENSEE's option either in cash or by delivering to LICENSOR 12,500 shares of common stock of LICENSEE issued in the name of Research Frontiers Incorporated, and each subsequent payment under either Section 3.2 or Section 3.3, as applicable, to LICENSOR shall be made on or before January 31 of each license year commencing January 1, 2001. With respect to minimum annual royalty payments dues under Section 3.2 or
3.3 for the calendar years beginning January 1, 2001, 2002, and, 2003, payment may be made at LICENSEE's option either in cash or, if LICENSEE is a public company and current in all of its reporting requirements under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, by delivering to LICENSOR of the number of shares of common stock of LICENSEE issued in the name of Research Frontiers Incorporated and rounded up to the nearest 100 shares equal to: (A) the dollar amount of the payment to be made in stock, divided by (B) the lesser of (X) 80% of the average closing price per share of common stock of LICENSEE on the principal exchange on which such shares of common stock are principally traded for the five trading days immediately prior to the date LICENSEE instructs its stock transfer agent to issue such shares, and (Y) $4.00 per share. All such shares delivered to LICENSOR in payment hereunder shall be considered fully paid and non-assessable. All other payments shall be due on the date specified in this Agreement, or if no date is specified, within 30 days of invoice. All payments made to LICENSOR (except the initial minimum royalty payment if made by delivery of LICENSEE's common stock as aforesaid) shall be paid by wire transfer of immediately available funds to the account of Research Frontiers Incorporated at Chase Manhattan Bank, 1064 Old Country Road, Plainview, New York 11803, Account No.: 904-709361, ABA Wire Code
No.: 021 000 021, or to such other account or place, as LICENSOR may specify in a notice to LICENSEE.

         3.5 SALES, USE AND RETURNS. Licensed Products shall be considered sold, leased or used and royalties shall accrue on the earlier of when such Licensed Products are billed out, or when delivered, shipped or mailed to the customer. If as a result of a price reduction or a return of Licensed Products previously sold, a credit or refund to a customer is given on part or all of the sale price of such Licensed Products, a credit shall be allowed against royalties accruing thereafter under this Agreement equal to the royalty paid on that part of the sales price so credited or refunded.

         3.6 RECORDKEEPING. LICENSEE shall keep and shall cause each sub licensee to keep for six (6) years after the date of submission of each statement supported thereby, true and accurate records, files and books of accounts that relate to Licensed Products, all data reasonably required for the full computation and verification of the Net Selling Price of Licensed Products,

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deductions therefrom and royalties to be paid, as well as the other information to be given in the statements herein provided for, and shall permit LICENSOR or its duly authorized representatives, upon reasonable notice, adequately to inspect the same at any time during usual business hours. LICENSOR and LICENSEE agree that an independent certified public accounting firm (selected by LICENSOR from the largest ten certified public accounting firms in the United States of America) may audit such records, files and books of accounts to determine the accuracy of the statements given by LICENSEE pursuant to Section 3.1 hereof. Such an audit shall be made upon reasonable advance notice to LICENSEE and

                                       5

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during usual business hours no more frequently than annually. The cost of the audit shall be borne by LICENSOR, unless the audit shall disclose a breach by LICENSEE of any term of this Agreement or an underpayment error in excess of two percent of the total monies paid to LICENSOR by LICENSEE during the audited period, in which case LICENSEE shall bear the full cost of such audit. LICENSEE agrees to pay LICENSOR all additional monies that are disclosed by the audit to be due and owing to LICENSOR within thirty days of the receipt of the report.

4.       OBLIGATIONS OF LICENSEE.

         4.1 COMPLIANCE. LICENSEE agrees that, without limitation, any manufacture, sale, lease, use or other disposition of Licensed Products that is not in strict accordance with the provisions of this Agreement shall be deemed a material breach of this Agreement.

         4.2 END USERS. LICENSEE agrees to require all direct recipients of Licensed Products to whom Licensed Products is sold, leased, or otherwise disposed of by LICENSEE or its sublicensees, to look only to LICENSEE and not to LICENSOR or its affiliates for any claims, warranties, or liability relating to such Licensed Products. LICENSEE agrees to take all steps to reasonable assure itself that Licensed Products sold, leased or otherwise disposed of by or for LICENSEE is being used for permitted purposes only.

         4.3 LAWS AND REGULATIONS. LICENSEE agrees that it shall be solely responsible for complying with all laws and regulations affecting the manufacture, use and sale or other disposition of Licensed Products by LICENSEE and its sublicensees, and for obtaining all approvals necessary from governmental agencies and other entities. LICENSEE agrees to maintain a file of all such approvals and to send LICENSOR a copy of all such approvals (including English translations thereof in the case of approvals required by any foreign country) within 10 business days of any written request for such copies by LICENSOR. LICENSEE represents and warrants to LICENSOR that no approval from any governmental agency or ministry, or from any third party, is required to effectuate the terms of this Agreement or the transactions contemplated hereby.

         4.4 PURCHASE OF COMPONENTS FROM OTHERS. By virtue of the disclosure of Technical Information and training provided from time to time by LICENSOR to LICENSEE and to its other licensees, and each of their sublicensees and affiliates, any component of a Light Valve, including without limitation, materials, suspensions, films, polymers, coatings, particle precursors, and particles (each a "Component"), which LICENSEE or its sublicensees makes, has made for it, or purchases from any third party for use in Licensed Products shall be deemed to have been manufactured at least in part using the Technical Information

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provided by LCIENSOR. LICENSEE and its sublicensees each hereby agrees that (i)
all Components shall be used only in strict accordance with the provisions of this Agreement, and that such Components may not be used for any other purpose or resold by LICENSEE or its sublicensees except as specifically permitted by the license granted in Section 2.1 hereof, and (ii) LICENSEE and its sublicensees will only look to the manufacturer or supplier of such Component or other item used by LICENSEE or its sublicensees and not to LICENSOR or its affiliates for any claims, warranties, or liability relating to such Component or other item. LICENSEE acknowledges that LICENSOR has not made any representations or warranties regarding the availability of any Component, or the price thereof, and

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that in all respects LICENSEE shall deal directly with the suppliers of such
Components and will obtain from them information regarding availability, pricing, and/or other terms relating to such Components.

         4.5 NO WARRANTIES BY LICENSOR. LICENSOR does not represent or warrant the performance of any Licensed Product or of any material, Component or information provided hereunder, and LICENSEE expressly acknowledges and agrees that any such material, Component or information provided by LICENSOR hereunder is provided 'AS IS' and that LICENSOR makes no warranty with respect thereto and DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RELATED THERETO, ITS USE OR ANY INABILITY TO USE IT, OR THE RESULTS OF ITS USE. Except for any breach of the terms of this Agreement, in no event shall any party to this Agreement be liable for any damages, whether in contract or tort (including negligence), including but not limited to direct, consequential, special, exemplary, incidental and indirect damages, arising out of or in connection with this Agreement or the use, the results of use, or the inability to use any Licensed Product, material, Component or information provided hereunder.

         4.6 ANALYSIS. LICENSEE represents and agrees that it will only incorporate Components received from authorized suppliers into Licensed Products and for no other purpose, and that LICENSEE will not directly or indirectly attempt to reverse-engineer any material provided to it hereunder by LICENSEE or any supplier of any Component.

         4.7 PERSONNEL. LICENSEE agrees to assign personnel from its technical staff who shall be responsible for the development of the Licensed Products during the term of this Agreement.

5.       TRADEMARKS.

         5.1 TRADEMARKS. All trademarks or service marks that either party may adopt and use for Licensed Products or other products incorporating Light Valves are and shall remain the exclusive property of the adopting party, and the other party shall not obtain any rights and license to such marks under this Agreement, but may inform others that the adopting party has produced Licensed Products or products incorporating Light Valves under such mark or marks. LICENSOR may require LICENSEE or its permitted sublicensees to indicate on packaging that such product is licensed from Research Frontiers Incorporated or to otherwise include language and/or designations approved by LICENSOR indicating an affiliation with Research Frontiers Incorporated.

6.       INSURANCE AND INDEMNIFICATION.


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         6.1 INSURANCE. LICENSEE shall maintain at all times ample product liability and other liability insurance covering its operations relating to the subject matter of this Agreement.

         6.2 INDEMNIFICATION. LICENSEE, and its affiliates, successors and assigns and sublicensees (each, an "Indemnifying Party"), each hereby indemnify and agree to hold harmless LICENSOR and


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its shareholders, officers, directors, agents and employees (each, an
"Indemnified Party"), against any liability, damage, loss, fine, penalty, claim, cost or expense (including reasonable costs of investigation and settlement and attorneys', accountants' and other experts' fees and expenses) arising out of any action or inaction by any Indemnifying Party relating to this Agreement including an Indemnifying Party's manufacture, sale, use, lease or other disposition of Licensed Products, and related materials, or other use of the information and rights granted hereunder. Any knowledge of LICENSEE's or its sub licensee's activities by LICENSOR or its representatives shall in no way impose any liability on LICENSOR or reduce the responsibilities of LICENSEE hereunder or relieve it from any of its obligations and warranties under this Agreement.

7.       FUTURE PATENTS.

         7.1 FUTURE PATENTS. Each party, at its cost, shall have the right to file patent applications in the United States and in foreign countries covering any invention made by such party.

         7.2 IMPROVEMENTS AND MODIFICATIONS. (a) Any future improvements or modifications invented or developed by or on behalf of LICENSEE, LICENSEE'S sublicensees and LICENSOR after the Effective Date of this Agreement, if any, which relate in any way to or are useful in the design, operation, manufacture and assembly of Licensed Products, and/or to the suspensions or other components used or usable in Licensed Products shall not be included in this Agreement. Upon written request by the non-inventing party, LICENSOR and LICENSEE shall negotiate with each other regarding the grant of nonexclusive rights and licenses to use such improvements and modifications, but neither party shall be obligated to grant such rights and licenses to one another.

         (b) During the term of this Agreement each of the parties hereto agrees to inform the other in writing (without any obligation to reveal details which would be confidential information), at least as frequently as once a year in January of each calendar year, if any significant improvements or modifications have been made relating to the subject matter of this Agreement, and as to the general nature of any such improvements and modifications.

         (c) Notwithstanding the foregoing, LICENSOR may, but shall not be required to, voluntarily and without additional cost to LICENSEE disclose certain information relating to future improvements and modifications and license to LICENSEE rights in such certain future improvements and modifications, and any information so disclosed will be considered Technical Information which LICENSEE shall be obligated to keep confidential pursuant to
Section 12.1 of this Agreement. In connection therewith, LICENSOR, may voluntarily add patents and/or patent applications to Schedule A hereof. No disclosure of any information by

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LICENSOR shall in any way establish a course of dealing or otherwise require
LICENSOR to make any future disclosure of information under this Agreement.

         7.3 FOREIGN PATENT APPLICATIONS. During the term of this Agreement, LICENSEE shall have the right to designate that any patent application now or hereafter listed on or incorporated into Schedule A shall be filed or maintained in any foreign country. If so designated and if legally possible to do so, LICENSOR agrees to promptly file, prosecute and maintain such applications and resulting patents, and LICENSEE shall pay to LICENSOR the complete cost, including reasonable attorney's fees, to file, prosecute and maintain any such patent application and resulting patents specifically so designated by LICENSEE.

8.       TECHNOLOGY TRANSFER.

         8.1 LICENSEE'S TRAINING OPTION. LICENSEE shall have the option of receiving training from LICENSOR (the "Training Option"), provided that LICENSEE exercises such Training Option by sending LICENSOR a notice stating that LICENSEE is exercising its Training Option which notice is received by LICENSOR on or before December 31, 2000 (time being of the essence and the Training Option expiring null and void if not exercised and notice received by LICENSOR on or before December 31, 2000). Only if such Training Option is exercised in a timely manner shall the provisions of Sections 3.3, 8.2, 8.3, and 8.4 be in effect.

         8.2 DOCUMENTATION PROVIDED IF TRAINING OPTION IS EXERCISED. Within thirty business days after the Training Option is exercised by LICENSEE, LICENSOR shall furnish LICENSEE with all Technical Information owned or controlled by LICENSOR, which is reasonably necessary or desirable in order for LICENSEE to manufacture Licensed Products. Such Technical Information, which relates to experimental products, shall include, without limitation thereto (1) a document entitled HANDBOOK OF TECHNICAL INFORMATION RELATING TO VARIABLE DENSITY OPTICAL DEVICES INCORPORATING AN ACTIVATABLE MATERIAL which contains confidential and proprietary information of LICENSOR and (2) photocopies of all U.S. Patents and patent applications relating to Licensed Products owned or controlled by LICENSOR as of the date that the Training Option is exercised. LICENSOR shall not be obligated hereunder to furnish copies of LICENSOR's foreign patents and patent applications, but will furnish a list thereof in Schedule A hereto. Patents and patent applications purchased by LICENSOR from any third party shall not be considered owned or controlled by LICENSOR until and unless LICENSOR has been notified in writing that it has received written assignments relating to such patents and patent applications.

         8.3 TRAINING. LICENSEE's technically skilled personnel designated by LICENSEE (with travel and living expenses paid by LICENSEE) shall make one or more visits for training and to inspect LICENSOR's research and development facilities relating to Licensed Products. The visits of employees of LICENSEE to LICENSOR's facility shall be carried out within the six-month period commencing with LICENSEE's exercise of its Training Option under Section 8.1 of this Agreement, and shall not exceed 200 man-hours during such period. To assist LICENSEE's employees while they are LICENSOR's facility, LICENSOR's technical staff shall provide up to 200 man-hours assistance during such period at no cost to LICENSEE. Additionally, there shall be no cost to

LICENSEE for materials used for training during the initial training at LICENSOR's facility.

         8.4 MATERIALS AND ADDITIONAL TRAINING. Upon request by LICENSEE after LICENSEE's exercise of its Training Option under Section 8.1 of this Agreement, during the term of this Agreement and when mutually convenient to LICENSOR and LICENSEE, LICENSOR shall supply LICENSEE with additional training and with small quantities of materials related to Licensed Products for experimental use only by LICENSEE, and shall charge LICENSEE $750 per man/day plus the cost of any other materials used in providing such training or making such materials, plus the cost of shipping such materials to LICENSEE. Each invoice submitted by LICENSOR for such

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

service shall include detailed explanations of the charges, and, if requested by LICENSEE, copies of receipts.

         8.5 INQUIRIES. LICENSEE and LICENSOR may also at any time during the term of this Agreement make reasonable inquiry by telephone, facsimile or mail to one another in regard to any information or data furnished pursuant to this Agreement.

         8.6 VISITS. During all visits by either party to the facilities of the other party, visitors shall comply with the reasonable rules of the host company, and each party to this Agreement will indemnify and hold the other party harmless from any liability, claim or loss whatsoever (i) for any injury to, or, death of, any of its employees or agents while such persons are present at the facility of the other party; and (ii) for any damages to its own property or to the property of any such employee or agent which may occur during the presence of any such person at the facility of the other party, regardless of how such damage occurs, if the rules of the host are followed.

         8.7 SOLE PURPOSE. Any documentation or information supplied pursuant to this Agreement by either party to the other shall be used solely for the purposes set forth in this Agreement.

9.       INTELLECTUAL PROPERTY PROTECTION RESPONSIBILITIES.

         9.1 PROPRIETARY RIGHTS; NOTICES. Each party shall provide appropriate notices of patents, or other similar notice of the patent rights of the other party on all products utilizing the patented inventions of the other party. Either party may add its own patent notice to any copy or embodiment, which contains its patented inventions.

         9.2 LICENSOR EXCLUSIVE OWNER. LICENSEE hereby acknowledges LICENSOR as purporting to be the sole and exclusive owner of the patents and patent applications listed on Schedule A, and that, except for the rights granted hereunder, LICENSEE shall not have any rights or attempt to assert any ownership rights in and to those patents and patent applications.

10.      TERM AND TERMINATION.

         10.1 TERM. The term of this Agreement shall extend from the Effective Date of this Agreement to the date of termination of this Agreement. Unless sooner terminated or extended, as herein provided for below, this Agreement shall terminate upon the expiration of the later of (A) the last to expire of the patents now or hereafter listed in Schedule A hereof, and (B) the expiration of the period in which LICENSEE is obligated to maintain confidential Technical Information of LICENSOR pursuant to Section 12.1 hereof.

         10.2 TERMINATION BY LICENSEE. LICENSEE may terminate this Agreement effective as of December 31, 2003 or as of any anniversary thereof by giving LICENSOR prior notice thereof unless sooner terminated as hereinafter provided. Such notice shall be made in writing and shall be given between 60 and 90 days prior to the effective date for which such termination is to be effective. If LICENSEE decides to terminate this Agreement for any reason, LICENSEE shall provide LICENSOR, along with the aforementioned notice of termination, with a written report describing the reasons for such termination. Notwithstanding anything contained herein to the contrary, LICENSEE may terminate this Agreement effective as of December 31, 2001 if by December 31, 2001 Light Valve film samples are not made available to third party recipients by any of LICENSOR's licensees or their permitted sublicensees.

         10.3 TERMINATION BY LICENSOR. LICENSOR may terminate this Agreement at any time effective as of December 31, 2003 or as of any anniversary thereof upon at least 30 days' notice to LICENSEE for any reason, and LICENSOR may terminate this Agreement at any time upon at least 30 days' notice to LICENSEE if LICENSEE shall have failed to make any payment when due or at any time breach any material term of this Agreement and such payment is not made or such breach is not cured within any applicable cure period specified in Article 11 of this Agreement, or repeatedly provide inaccurate reports hereunder, or if there has been a cessation by LICENSEE of general operations or of work related to Licensed Products.

         10.4 EFFECT OF TERMINATION. If this Agreement expires or is terminated for any reason whatsoever, in addition to any other remedies which one party may have against the other: (1) all of LICENSEE'S rights and licenses under this Agreement shall cease, and LICENSEE shall immediately return to LICENSOR all Technical Information furnished by LICENSEE under this Agreement, together with all reproductions, copies and summaries thereof; PROVIDED, HOWEVER, that LICENSEE may retain solely for archival purposes one copy of all such documents in its legal department files, (2) at LICENSOR's option, LICENSEE shall, within 30 days of the date of such termination, either (A) sell and deliver to LICENSOR at LICENSEE's direct cost of manufacture any Licensed Products which shall then be in the possession of LICENSEE, and, if requested by LICENSOR, LICENSEE shall furnish and deliver to LICENSOR any Licensed Products in the process of manufacture as soon as possible and, in any case, not later than 30 days after receiving LICENSOR's request, and/or (B) with respect to any unsold inventory and work in the process of manufacture, to complete such work in process and sell any remaining inventory during the period not to exceed six months from the date of termination or expiration of this Agreement provided that at the completion of such six-month period, LICENSEE shall promptly destroy and dispose of any Licensed Products (and Licensed Products in the process of manufacture) not sold under this Section 10.4 and (3) if this Agreement is terminated for any reason on or before December 31, 2003, LICENSEE hereby grants to LICENSOR a nonexclusive, royalty-free, irrevocable, worldwide license with the right to grant sublicenses to others to utilize all technical information, improvements and/or modifications (whether or not the subject of patents or pending patent applications) developed or invented by or on behalf of LICENSEE and/or its sublicensees, subcontractors, or agents hereunder through the date of such termination of this Agreement relating to Light Valves, or Licensed Products, and upon such termination, LICENSEE shall provide LICENSOR in reasonable detail complete information regarding such technical information, improvements and/or modifications. The foregoing license shall be self-effectuating, but LICENSEE agrees upon written notice by LICENSOR at any time hereafter to deliver to LICENSOR within 30 days of such notice any document or other instrument reasonably requested by LICENSOR to convey such license rights to LICENSOR such as, by way of example, confirmations or instruments of conveyance or assignment. No termination of this Agreement by expiration or otherwise shall release LICENSEE or LICENSOR from any of its continuing obligations hereunder, if any, or limit, in any way any other remedy one party may have against the other party. Notwithstanding the foregoing, LICENSEE's obligations to LICENSOR under Sections 3.1, 3.6, 4.2, 4.3, 4.4, 4.5, 4.6, 6.1, 6.2, 7.2, 8.6, 8.7, 10.4,
12.1, and Articles 13 and 14 shall survive any termination or expiration of this Agreement.

11.      EVENTS OF DEFAULT AND REMEDIES.

         11.1 EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this Agreement:

         11.1.1 (a) A party's failure to make any payment due in a timely manner or a party's material breach or material failure to punctually perform any of its duties and obligations under this Agreement, which material breach or failure, if curable, remains uncured for thirty (30) days after written notice of such breach or failure is received by the breaching party; or (b) a material misrepresentation is made by a party in any representation or warranty contained in this Agreement and the misrepresented facts or circumstances, if curable, remain uncured thirty (30) days after written notice of such misrepresentation is received by the breaching party; and, in either case, if such breach or misrepresentation is not curable, termination shall occur thirty (30) days after such misrepresentation or breach at the option of the non-breaching party; or

         11.1.2 The failure by a party upon request to provide the other party with adequate assurances of its performance of all obligations under this Agreement upon: (a) such first party's filing of a voluntary petition in bankruptcy; (b) the filing of any involuntary petition to have such first party declared bankrupt which has not been dismissed within ninety (90) days of its filing; (c) the appointment of a receiver or trustee for such first party which has not been rescinded within ninety (90) days of the date of such appointment; or (d) such first party otherwise becoming insolvent or otherwise making an assignment for the benefit of creditors.

         11.2 DEFAULT BY A PARTY. If there occurs an Event of Default with respect to a party, the other party may:

         (a)      seek damages; and/or

         (b) seek an injunction or an order for mandatory or specific performance; and/or

         (c) terminate this Agreement and the licenses granted to LICENSEE hereunder whereupon the non defaulting party shall have no further obligations under this Agreement except those which expressly survive termination, and except with respect to royalty payments due and owing to LICENSOR as of the termination date or any subsequent period specified in Section 10.4.

12.      CONFIDENTIALITY.

         12.1 CONFIDENTIAL INFORMATION. (a) LICENSEE agrees for itself, its sublicensees, and their employees and agents that for twenty (20) years from the later of the Effective Date of this Agreement or the latest date of its receipt of information disclosed to LICENSEE by LICENSOR pursuant to this Agreement, such information shall be held in confidence; PROVIDED, HOWEVER, there shall be no obligation to treat as confidential information which is or becomes available to the public other than through a breach of this obligation, or which was already possessed by LICENSEE in writing (or otherwise provable to be in the possession of LICENSEE) prior to the Effective Date of this Agreement (and was not received from LICENSOR) or which is shown by LICENSEE to have been received by it from a third party who had the legal right to so disclose it without restrictions and without breach of any agreement with LICENSOR or its licensees. LICENSOR shall affix an appropriate legend on all written documentation given to LICENSEE, which contains confidential information. LICENSEE acknowledges that the list of patent applications contained on Schedule A is confidential information of LICENSOR. Other than for the oral information conveyed during the training conducted pursuant to Sections 8.3 and 8.4 hereof all of which shall be deemed to be confidential information, if confidential information is otherwise conveyed orally by LICENSOR after training has been completed, LICENSOR shall specify to LICENSEE at the time such information is being conveyed (or in a subsequent letter referring to the conversation) that the information conveyed is confidential. It is understood and agreed that, unless otherwise provided in a separate agreement between LICENSEE and LICENSOR, LICENSEE has no obligation hereunder to provide LICENSOR with any confidential or proprietary information, and that LICENSOR shall have no obligation hereunder to LICENSEE to maintain in confidence or refrain from commercial or other use of any information which LICENSOR is or becomes aware of under this Agreement. The terms and provisions of this Agreement or any other agreement between the parties shall not be considered confidential, and the parties hereto acknowledge that, pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, LICENSOR may file copies of this Agreement with the Securities and Exchange Commission and with NASDAQ and with any other stock exchange on which LICENSOR's securities may be listed. LICENSEE agrees that for the period of time during which LICENSEE is obligated to keep information confidential hereunder, LICENSEE will not make, use, sell, lease or otherwise dispose of products using or directly or indirectly derived from Licensed Products, Light Valves, or Components, or which otherwise comprise suspending particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the suspension ("SPD Technology") unless an agreement between LICENSOR and LICENSEE permitting it to do so is in full force and effect and the royalties, if any, provided in such agreement are being paid to LICENSOR on such products. The foregoing restriction shall not apply to products (i) which do not directly or indirectly incorporate SPD Technology, such as, but not limited to, liquid crystal devices, or electrochromic devices, or (ii) which incorporate technology involving suspended particles, which when subjected to a suitable electric or magnetic field, orient to produce a change in the optical characteristics of the suspension but which is independently developed and which is not in any way directly or indirectly derived from any Technical Information of LICENSOR or its licensees, sublicensees, or any of their affiliates. LICENSEE shall have the burden of proving by clear and convincing evidence that the availability of any exception of confidentiality exists or that the foregoing restrictions do not apply to a particular product. Nothing contained in this section, however, shall be construed as granting LICENSEE any rights or licenses with respect to any Technical Information or patents of LICENSOR or its other licensees or their sublicensees.

         (b) After LICENSEE's exercise of its Training Option under Section 8.1 of this Agreement, LICENSEE shall have the right to disclose to a subcontractor information of LICENSOR received pursuant to Article 8 hereof; PROVIDED, HOWEVER, that LICENSEE shall only disclose such information as is strictly necessary to enable said subcontractor to perform its manufacturing task, and provided that prior to disclosing any information to said subcontractor, said subcontractor has signed a secrecy agreement with LICENSEE at least as protective of LICENSOR's Technical Information as the provisions of this Agreement, including, without limitation, said subcontractor's specific agreement to be bound by the provisions of Section 12.1 hereof to the same extent as LICENSEE. For such purposes, LICENSEE may develop a standard form of secrecy agreement for LICENSOR's approval, after which LICENSEE may use such secrecy agreement with all subcontractors without LICENSOR's prior approval of the secrecy agreement being necessary. LICENSEE shall have all subcontractors sign said secrecy agreement prior to the disclosure of Technical Information to said subcontractor, and LICENSEE shall send LICENSOR a copy of every such secrecy agreement within thirty (30) days after the execution thereof.

13.      WARRANTIES AND REPRESENTATIONS.

         13.1 RECIPROCAL REPRESENTATIONS. Each party represents and warrants to the other that:

         13.1.1 VALID AGREEMENT. The execution and delivery of this Agreement by the officer or representative so doing, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by LICENSOR and LICENSEE and this Agreement is a valid and binding obligation enforceable against the parties in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium and other laws of general application relating to general equitable principles;

         13.1.2 NO CONFLICTS. Nothing herein conflicts with its rights and obligations pursuant to any agreement by a party and any other entity; and

         13.1.3 PUBLICITY. The parties shall have the right to use non-confidential information, including but not limited to information concerning this Agreement, for marketing, sales, technical assistance, investor relations, disclosure and public relations purposes, and that information permitted to be disclosed by a party under this Section 13.1.3 may appear on such party's (or its subsidiaries' or sublicensees') Internet web site, along with links to the Internet web sites of the other party and its subsidiaries and sublicensees.

         13.2 LICENSOR REPRESENTATIONS. LICENSOR represents and warrants, for the benefit of LICENSEE, that:

         13.2.1 TITLE. As of the date hereof, LICENSOR represents and warrants that it has the right to convey the rights and licenses granted by this Agreement, and otherwise to perform its obligations under this Agreement. LICENSOR has caused its employees who are employed to do research, development, and other inventive work to disclose to it any invention or information within the scope of this Agreement and to assign to it rights in such inventions and information in order that LICENSEE shall receive, by virtue of this Agreement, the licenses granted to it under Section 2.1 hereof.

         13.3.2 INFRINGEMENT. As of the date hereof, LICENSOR is not ware of any claim for patent infringement or the misappropriation of trade secrets, being asserted against it by any third party; or of any infringement of the patents listed on Schedule A hereto by any entity.

         13.2.3 PATENTS IN FORCE. To the best of LICENSOR's knowledge, all of the patents listed on Schedule A hereto are currently in force.

         13.3 NO WARRANTY. LICENSOR and LICENSEE make no guaranty or warranty to one another under this Agreement (a) that LICENSEE will be able to develop, manufacture, sell or otherwise commercialize Licensed Products, or (b) as to the validity of any patent.

14.      MISCELLANEOUS.

         14.1 APPLICABLE LAW. This Agreement shall be interpreted, construed, governed and enforced in accordance with and governed by the laws of the State of New York, and LICENSOR and LICENSEE hereby submit to the exclusive jurisdiction of the state or federal courts located in the County of Nassau and State of New York for such purposes.

         14.2 CONFIDENTIALITY IN COURT PROCEEDING. In order to protect and preserve the confidential information of a party which the parties recognize may be exchanged pursuant to the provisions of this Agreement, the disclosing party may request, and the receiving party shall not oppose, the court in any action relating to this Agreement to enter a protective order to protect information which is confidential information under Section 12.1 and to seal the record in the action or to hold the proceedings, or portion of the proceedings, in camera; provided, that the requested terms do not prejudice the receiving party's interests. Nothing, however, shall preclude either party from thereafter moving to unseal its own records or to have matter and information designated as confidential under any relevant protective order designated otherwise in accordance with the circumstances as they shall appear at that time.

         14.3 SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

         14.4 WAIVER. Unless agreed to by the parties in writing to the contrary, the failure of either party to insist in any one or more instances upon the strict performance of any one or more of the provisions of this Agreement, or to exercise any right contained in this Agreement or provided by law, shall not constitute or be construed as a waiver or relinquishment of the performance of such provision or right or the right subsequently to demand such strict performance or exercise of such right, and the rights and obligations of the parties shall continue unchanged and remain in full force and effect.

         14.5 CAPTIONS. The captions and headings in this Agreement are inserted for convenience and reference only and in no way define or limit the scope or content of this Agreement and shall not affect the interpretation of its provisions.

         14.6 ASSIGNMENT. This Agreement shall be binding on and shall inure to the benefit of the parties and their successors and assigns. However, LICENSEE agrees that it shall not assign this Agreement or its rights hereunder without the prior written consent of LICENSOR except to a successor to substantially all of its business relating to Light Valves and whose obligations hereunder are guaranteed to LICENSOR by LICENSEE. LICENSOR may assign all of its rights and obligations hereunder to any successor to any of its business interests or to any company controlling or controlled by LICENSOR. All assignees shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by the assigning party, and an originally signed instrument of such assumption and assignment shall be delivered to the non-assigning party within 30 days of the execution of such instrument.

         14.7 SCHEDULES. All schedules attached to this Agreement shall be deemed to be a part of this Agreement as if set forth fully in this Agreement.

         14.8 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between LICENSOR and LICENSEE with respect to the subject matter hereof, supersedes all prior agreements, proposals, understandings, letters of intent, negotiations and discussions with respect to the subject matter hereof and can be modified, amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and which is executed in writing by the parties; PROVIDED, HOWEVER, that either party may unilaterally waive in writing any provision imposing an obligation on the other.

         14.9 NOTICES. Any notice required or permitted to be given or made in this Agreement shall be in writing and shall be deemed given on the earliest of
(i) actual receipt, irrespective of method of delivery, (ii) on the delivery day following dispatch if sent by express mail (or similar next day courier service), or (iii) on the sixth day after mailing by registered or certified air mail, return receipt requested, postage prepaid and addressed as follows:

LICENSOR:                  Robert L. Saxe, President
                           Research Frontiers Incorporated
                           240 Crossways Park Drive
                           Woodbury, New York  11797-2033 USA
                           Facsimile:  (516) 364-3798
                           Telephone:  (516) 364-1902

LICENSEE:                  Stephen A. Hoffmann
                           Chairman and Chief Executive Officer
                           Thermoview Industries, Inc.
                           1101 Herr lane
                           Louisville, KY  40222
                           Facsimile:  (502) 412-0301
                           Telephone:  (502) 412-5600

or to such substitute addresses and persons as a party may designate to the other from time to time by written notice in accordance with this provision.

         14.10 BANKRUPTCY CODE. In the event that either party should file a petition under the federal bankruptcy laws, or that an involuntary petition shall be filed against such party, the parties intend that the non-filing party shall be protected in the continued enjoyment of its rights hereunder to the maximum feasible extent including, without limitation, if it so elects, the protection conferred upon licensees under section 365(n) of Title 17 of the U.S. Code. Each party agrees that it will give the other party immediate notice of the filing of any voluntary or involuntary petition under the federal bankruptcy laws.

         14.11 CONSTRUCTION. This Agreement and the exhibits hereto have been drafted jointly by the parties and in the event of any ambiguities in the language hereof, there shall be no inference drawn in favor or against either party.

         14.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         14.13 STATUS OF THE PARTIES. The status of the parties under this Agreement shall be solely that of independent contractors. No party shall have the right to enter into any agreements on behalf of the other party nor shall it represent to any person that it has such right or authority.

         The parties, through their duly authorized representatives, and intending to be legally bound, have executed this Agreement, as of the date and year first above written, whereupon it became effective in accordance with its terms.

                                               RESEARCH FRONTIERS INCORPORATED


                                               By:  /s/ Robert L. Saxe
                                                  -----------------------------
                                               Robert L. Saxe, president
                                               Date:  March 21, 2000


                                               THERMOVIEW INDUSTRIES, INC.


                                               By:  /s/ Stephen A. Hoffmann
                                                  ----------------------------
                                               Stephen A. Hoffmann, Chairman and
                                               Chief Executive Officer
                                               Date:  March 20, 2000

                                   SCHEDULE A
                             (As of March 21, 2000)

                            LIST OF UNITED STATES AND
                                 FOREIGN PATENTS
                             AND PATENT APPLICATIONS


                                                        DATE        EXPIRATION
PATENTS IN THE UNITED STATES                           ISSUED         DATE
----------------------------                           ------         ----

4,407,565   Robert L. Saxe
            "Light Valve Suspension Containing
            Fluorocarbon Liquid"                       10/04/83       1/16/01

4,422,963   Robert I. Thompson et al
            "Improved Light Polarizing Materials
            and Suspension Thereof"                    12/27/83       12/27/00

4,772,103   Robert L. Saxe
            "Light Valve Containing an Improved
            Suspension, and Liquids Therefor"           9/20/88       8/8/06

4,877,313   Robert L. Saxe et al
            "Light Polarizing Materials and
            Suspensions Thereof" (QA)                   10/31/89      2/10/09

5,002,701   Robert L. Saxe
            "Light Polarizing Materials and
            Suspensions Thereof"                         3/26/91      10/27/09

5,093,041   Joseph A. Check, III et al
            "Light-Polarizing Material Based on
            Ethylene-diamine Polyacetic Acid
            Derivatives"                                 3/03/92      7/30/10

5,111,331   Paul Rosenberg
            "Electro-Optical Light Modulator"            5/05/92      7/5/09

5,130,057   Robert L. Saxe
            "Light Polarizing Materials and
            Suspensions Thereof"                         7/14/92      10/31/06

5,279,773   Robert L. Saxe
            "Light Valve Incorporating a Suspension
            Stablized With A Block Polymer"             1/18/94       3/23/12

5,325,220   Robert L. Saxe
            "Light Valve With Low Emissivity

            Coating As Electrode" (JDR-105)             6/28/94       3/9/13

                                                        DATE       EXPIRATION
PATENTS IN THE UNITED STATES                           ISSUED         DATE
----------------------------                           ------         ----

5,463,491   Joseph A. Check III
            "Light Valve Employing a Film Comprising
            An Encapsulated Liquid Suspension And
            Method of Making Such File" (JDR-101)      10/31/95          11/6/12

5,463,492   Joseph A. Check III
            "Light Modulating File of Improved
            Clarity For A Light Valve" (JDR-102)       10/31/95          11/6/12

5,461,506   Joseph A. Check III et al
            "Light Valve Suspensions Containing A
            Trimellitate Or Trimesate And Light
            Valves Containing the Same" (JDR-103)       10/24/95         5/11/13

5,467,217    Joseph A. Check III et al
             "Light Valve Suspensions and Films
             Containing UV Absorbers and Light
             Valves Containing the Same" (JDR-104)      11/14/95         5/11/13

5,516,463    Joseph A. Check III et al
             "Method of Making Light Polarizing Particles"
             (JDR-106)                                  05/14/96        07/08/14

5,650,872     Robert L. Saxe et al
              "Light Valve Containing Ultrafine Particles"
             (JDR-108) [CIP of S.N. 351,665)            07/22/97        07/22/14

5,728,251    Joseph A. Check, III
             "Light Modulating Film of Improved
             UV Stability For a Light Valve"
             (JDR-111)                                  03/17/98        09/27/15

                              PENDING APPLICATIONS

SERIAL NUMBER                                                       FILING DATE
-------------                                                       -----------

176,367               Robert L. Saxe
                      "Light Valve Incorporating A Suspension
                      Stabilized With A Block Polymer" (JDR-110)       01/03/94

                      This case is identical with U.S. Patent No. 5,279,773 which issued on January 18, 1994 except that certain claims are on appeal.

08/947,559            Huifang Zhuang et al
                      "Ultraviolet Radiation-Curable
                      Light-Modulating Film for a Light
                      Valve, and Method of Making Same" (JDR-112)      10/09/97

09/258,677            Robert L. Saxe et al
                      "Light Polarizing Material, Liquid
                      Suspensions and Films Thereof, and Light
                      Valve Incorporating Same" (JDR-113)              02/26/99

60/092,331            Barry Fanning et al
                      "Improved Polyhalide Particles, Liquid
                      Suspensions and Films Thereof, Light
                      Valves Comprising Same, and Methods of Making
                      Such Particles (JDR-114)                         07/09/99

60/092,198            Robert L. Saxe et al
                      "Method of Making Light-Polarizing Particles
                      of Improved Particle Size Distribution for
                      Liquid Light Valve Suspension, Set Suspension
                      and Light Valve Film" (JDR-115)                  07/09/99

09/327/760            Robert L. Saxe
                      "Anisometrically Shaped Carbon and/or Graphite
                      Particles, Liquid Suspensions and Films Thereof
                      And Light Valves Comprising Same"                06/07/99

                      Robert L. Saxe et al
                      "Method and Materials for Enhancing the Adhesion of
                      SPD Films and Light Valves Comprising Same"      03/02/00

                      Srinivasan Chakrapani et al
                      "SPD Films Having Improved Properties and
                      Light Valves Comprising Same"                    03/02/00

                  PATENT NUMBER
                     OR
COUNTRY           SERIAL NUMBER       ISSUED                FILED     EXPIRATION
-------           -------------       ------                -----     ----------

Foreign patents and applications corresponding to U.S. Patent Number 4,407,565:

Germany            P3200557.1                            01/12/82
*Japan             1,551,551       03/23/90              06/28/82      06/28/02

Foreign patents and applications corresponding to U.S. Patent Number 4,772,103:

*Canada             1,315,088        03/30/93              05/20/88     03/30/10
*EPO (France,
  Germany,
  United Kingdom)     342,299       12/08/93              05/20/88     05/20/08
*Japan              2,716,459       11/07/97              06/08/88     06/08/08
*Korea              119,483         08/02/97              07/05/88     07/05/08
*Taiwan             NI-43736        04/23/91              05/24/88     12/31/05

Foreign patents and applications corresponding to U.S. Patent Number 4,877,313:

*Canada             1,336,858       09/05/95              06/08/89     09/05/12
*EPO (France
  Germany,
  United Kingdom)   403,711         12/08/93              06/19/89     06/19/09
Japan               01-176982                             07/07/89
*Korea              9650/89         07/02/98              07/07/89     07/02/13
*Taiwan             NI-41699        01/12/91              06/21/89     09/30/05

Foreign patents and applications corresponding to U.S. Patent Number 5,002,701):

Canada              2,027,349-6                           10/15/90
*EPO (France,
  Germany,
  Holland, Italy,
  Sweden, Switzer-
  land, United
  Kingdom)          425,344       05/18/94            10/17/90          10/17/10
Japan               02-288254                         10/22/90
Korea               16868/90                          10/22/90
*Taiwan             NI-46516      08/10/91            10/13/90          04/30/06

*-indicates a patent

                  PATENT NUMBER
                       OR
COUNTRY           SERIAL NUMBER        ISSUED                FILED    EXPIRATION
-------           -------------        ------                -----    ----------

Foreign patents and applications corresponding to U.S. Patent Number 5,093,041:

Canada              2049869                                 08/26/91
*EPO (France,
  Germany,
  United Kingdom)   532,809           02/28/96             09/16/91     09/16/11
Japan               3-252,095                              09/30/91
Korea               17043/91                               09/30/91

Foreign patents and applications corresponding to U.S. Patent Number 5,279,773 (Block Polymer):

*Canada              1,335,845        06/06/95              06/08/89    06/06/12
*EPO (France,
  Germany,
  United Kingdom)    350,354          06/01/94              06/19/89    06/19/09
*Japan               2,710,415        10/24/97              07/07/89    07/07/09
Korea                9651/89                                07/07/89

Foreign patents and applications corresponding to U.S. Patent Number 5,325,220 (Low-E (JDR-105):

*Argentina           250,625          04/29/97              05/02/94    04/29/12
Australia            59380/94                                           04/12/94
Brazil               PI9402044-2                                        05/20/94
Canada               2120854                                            04/08/94
EPO (Austria,        94201185.9                                         04/28/94
  Belgium, Denmark,
  France, Germany,
  Greece, Ireland,
  Italy, Luxembourg,
  Monaco, Netherlands,
  Portugal, Spain,
  Sweden, Switzerland,
  [including Liechten-
  stein] & United
  Kingdom)
Japan                 6-96451                                05/10/94
Korea                 10054/94                               05/09/94
Mexico                9402944                                04/22/94
*Taiwan               NI-68190      02/15/95                 03/10/93   03/09/13

*-indicates a patent

                     PATENT NUMBER
                          OR
COUNTRY              SERIAL NUMBER        ISSUED          FILED       EXPIRATION
-------              -------------        ------          -----       ----------

Foreign patents and applications corresponding to U.S. Patent Number 743,808
(QAII)(:

*Canada                 1,336,858          09/05/95        04/07/92     04/07/12
*EPO (Austria,
  Denmark, France,
  Germany, Greece,
  Italy, Luxembourg,
  Netherlands,
  Portugal, Spain,
  Sweden, Switzerland,
  [including Liechten
  stein] & United
  Kingdom)               564,676           10/13/93        04/07/92     04/07/12
Japan                    4-109708                          04/28/92
Korea                    6162/92                           04/14/92
*Taiwan                  NI-60806          06/04/93        04/08/92     02/20/08

Foreign patents and applications corresponding to U.S. Patent Number 5,463,491 (JDR-101):

USPTO/RO                PCT/US92/09034                      10/22/92
*Australia              669,135             09/27/96        06/14/94    06/14/14
Canada                  2125561                             06/09/94
EPO (Austria,           92922886.4                          10/22/92
  Belgium, Denmark,
  France, Germany,
  Greece, Ireland,
  Italy, Luxembourg,
  Monaco, Netherlands,
  Portugal, Spain,
  Sweden, Switzerland,
  [including liechten-
  stein] & United
  Kingdom)
Korea                    702534/93                           08/25/93
*Mexico                  183,173             11/07/96        04/29/93   04/29/13
Taiwan                   82102979                            04/19/93

*-indicates a patent

                     PATENT NUMBER
                         OR
COUNTRY              SERIAL NUMBER      ISSUED        FILED          EXPIRATION
-------              -------------      ------        -----          ----------

Foreign patents and applications corresponding to U.S. Patent Number 5,463,492 (JDR-102):

USPTCO/RO             PCT/US93/10485                  11/01/93
Argentina             327,984                         04/22/94
Australia             55896/94                        11/01/93
Australia             31573/97                        07/28/97
Brazil                PI9307402                       11/01/93
Canada                21477868                        11/01/93
EPO (Austria,         94901235.5                      05/04/95
  Belgium, Denmark,
  France, Germany,
  Greece, Ireland,
  Italy, Luxembourg,
  Monaco, Netherlands,
  Portugal, Spain,
  Sweden, Switzerland,
  [including Liechten-
  stein] & United
  Kingdom
Japan                  6/512156                         11/01/93
Korea                  701724/95                        05/02/95
Mexico                 942757                           04/15/94
*Taiwan                NI-071343         08/30/95       11/11/93        11/10/13

Foreign patents and applications corresponding to U.S. Patent Number 5,461,506 (JDR-103):

*Argentina             248,847           04/16/96       05/09/94        04/16/11
Australia              59382/94                         04/12/94
Brazil                 PI9401916-9                      05/06/94
Canada                 2121062                          04/12/94
EPO (Austria,          94201186.7                       04/28/94
  Belgium, Denmark,
  France, Germany,
  Greece, Ireland,
  Italy, Luxembourg,
  Monaco, Netherlands,
  Portugal, Spain,
  Sweden, Switzerland,
  [including Liechten
  stein} & United
  Kingdom)
Japan                   6-94637                           05/09/94
Korea                   9871/94                           05/06/94
*Mexico                 184,523           04/24/97        04/20/94
Taiwan                  83103237                          04/12/94

*-indicates a patent

                      PATENT NUMBER
                          OR
COUNTRY               SERIAL NUMBER        ISSUED         FILED       EXPIRATION
-------               -------------        ------         -----       ----------

Foreign patents and applications corresponding to U.S. Patent Number 5,467,217 (JDR-104):

Argentina              328,075                            05/02/94
*Australia             680,231             11/13/97       04/12/94      04/12/14
Brazil                 PI9401917.7                        05/06/94
Canada                 2121061                            04/12/94
EPO (Austria,          94201184.2                         04/28/94
  Belgium, Denmark,
  France, Germany,
  Greece, Ireland,
  Italy, Luxembourg,
  Monaco, Netherlands,
  Portugal, Spain,
  Sweden, Switzerland,
  [including Liechten
  stein} & United
  Kingdom)
Japan                   6-96217                            05/10/94
Korea                   9870/94                            05/06/94
Mexico                  9402945                            04/22/94
Taiwan                  83103238                           04/12/94

Foreign patents and applications corresponding to U.S. Patent Number 5,516,463 (JDR-106):

*Argentina              250,329            01/28/97        07/21/94     01/28/12
*Australia              682,367            01/22/98        07/20/94     07/20/14
Brazil                  PI9402876-1                                     07/20/94
Canada                  2,128,484                                       07/20/94
EPO (Austria,           94111419.1                                      07/21/94
  Belgium, Denmark,
  France, Germany,
  Greece, Ireland,
  Italy, Luxembourg,
  Monaco, Netherlands,
  Portugal, Spain,
  Sweden, Switzerland,
  [including Liechten
  stein} & United
  Kingdom)
Japan                   6-168249                              07/20/94
Korea                   17458/94                              07/20/94
Mexico                  9405529                               07/20/94
Taiwan                  83106635                              07/20/94

*-indicates a patent

                 PATENT NUMBER
                     OR
COUNTRY          SERIAL NUMBER          ISSUED             FILED      EXPIRATION
-------          -------------          ------             -----      ----------

Foreign patents and applications corresponding to U.S. Serial Number 534,516 (JDR-111):

Canada              2,186,318                                 09/24/96
EPO (Austria,       96402046.5                                09/26/96
  Belgium, Denmark,
  France, Germany,
  Greece, Ireland,
  Italy, Luxembourg,
  Monaco, Netherlands,
  Portugal, Spain,
  Sweden, Switzerland,
  [including Liechten
  stein} & United
  Kingdom)
Japan                8-253225                                 09/25/96
Korea                39420/96                                 09/12/96

Foreign patents and applications corresponding to U.S. Serial Number 08/947,599:

Argentina            P980105043                               10/09/98
Australia                                                     10/01/98
Brazil                                                        10/08/98
Canada                                                        10/08/98
EPO (Austria,        98402512.2                               10/09/98
  Belgium, Cyprus,
  Denmark,
  France, Germany,
  Greece, Ireland,
  Italy, Luxembourg,
  Monaco, Netherlands,
  Portugal, Spain,
  Sweden, Switzerland,
  [including Liechten-
  stein] & United Kingdom)
Japan                 10-287920                               10/09/98
Korea                 42138/98                                10/09/98
Mexico                988231                                  10/09/98
Taiwan                87116407                                10/02/98

*-indicates a patent

                         RESEARCH FRONTIERS INCORPORATED
                             240 CROSSWAYS PARKS DRIVE
                               WOODBURY, N.Y. 11797
                            TELEPHONE: (516) 394-1902
                            FACSIMILE: (516) 364-3798

                                                                 April 14, 2000


VIA FACSIMILE (502-412-0301)
Stephen A. Hoffmann
Chairman and Chief Executive officer
ThermoView Industries, Inc.
1101 Herr Lane

Louisville, KY  40222

Dear Steve:

         This letter is to confirm Research Frontier Incorporated willingness, in exchange for ThermoView's payment to it of $50,000, to rescind the issuance of 12,500 shares of the common stock of ThermoView Industries, Inc. which was paid to us as the initial minimum annual royalty under our license agreement with ThermoView Industries, Inc. effective as of March 21, 2000. In order for us to effectuate this rescission, please let us know whether you would like to proceed with this rescission by April 19, 2000, as we are in the process of preparing our financial statements for our fiscal quarter ended March 31, 2000 and need to reflect this transaction properly. If you would like to proceed with the rescission, simply sign where indicated below and fax this letter back to me by April 19, 2000. Thank you.

                                  Sincerely,

                                  /s/ Robert L. Saxe
                                  Robert L. Saxe
                                  President

We agree to the aforementioned rescission:

ThermoView Industries, Inc.


By:  /s/ Stephen A. Hoffmann
   Stephen A. Hoffmann
   Chairman and Chief Executive Officer